UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 28, 2013, Advaxis, Inc. (the “Company”), announced the appointment of Gregory T. Mayes, III, age 44, as Executive Vice President and Chief Operating Officer (“COO”) of the Company.

Mr. Mayes is the former Executive Vice President, Human Resources for Dendreon Corporation, the leading pioneer in the field of immuno-oncology research and development, where he was a member of the Executive Committee. Prior to Dendreon, Mr. Mayes was the President of Unigene Laboratories Inc. (2010 to 2012) where he primarily led out-licensing efforts for the company's novel oral peptide drug delivery platform. Prior to Unigene, Mr. Mayes served as the Vice President, General Counsel and Chief Compliance Officer at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly (2004 to 2010). While serving at ImClone in positions of increasing responsibility, Mr. Mayes supported the clinical development and commercialization of ERBITUX (cetuximab), led the development and oversight of the company’s first corporate compliance program and contributed significantly to activities related to Eli Lilly’s $6.5 billion dollar acquisition of ImClone in 2008. Mr. Mayes also served as Senior Counsel at AstraZeneca Pharmaceuticals LP, where he provided a wide range of legal services in connection with the development and commercialization of five approved products in the company’s oncology portfolio (2001 to 2004). Earlier Mr. Mayes worked in private practice at Morgan Lewis LLP, a national law firm. He earned his B.S. degree from Syracuse University cum laude, where he was recognized as a Remembrance Scholar, and he earned his J.D. degree from the Temple University School of Law where he was the Articles Editor on the Temple Law Review.

Following the approval a majority of the independent members of the Board of Directors of the Company, the Company entered into an employment agreement with Mr. Mayes on October 25, 2013, which took effect as of such date. The employment agreement provides for an initial term of one year, after which it will be automatically renewed for one year periods unless otherwise terminated by the Company or Mr. Mayes is entitled to an annual base salary of $265,000 per year (plus annual cost-of-living adjustments), which salary will be reviewed on an annual basis. Beginning in fiscal 2014, Mr. Mayes is also eligible to receive an annual bonus of 10-50% of his base salary, which amount, if any, will be determined by the Compensation Committee based on achievement of certain goals to be established by such committee and Mr. Mayes at the beginning of each fiscal year, in consultation with the Company’s Chief Executive Officer. In addition, upon execution and delivery of the employment agreement, Mr. Mayes received an inducement grant of 150,000 restricted shares of the Company's common stock, 37,500 shares (25%) of which are fully vested and not subject to forfeiture as of the grant date, with the remaining shares vesting 37,500 annually beginning with the first anniversary of the grant date such that the entire award is fully vested and not subject to forfeiture as of October 25, 2016. Vesting will be accelerated in the event of Mr. Mayes’s death or disability, or in the event of a “Change of Control” as defined in the restricted stock award agreement. The restricted stock award agreement also includes other terms and conditions and restrictions regarding the award. Mr. Mayes is eligible to participate in the Company’s benefit plans, is entitled to four weeks of vacation and sick leave, as well as reimbursement of reasonable expenses incurred in fulfilling his duties under the agreement

In the event Mr. Mayes’s employment is terminated without Just Cause, or if he voluntarily resigns with Good Reason, or if his employment is terminated due to disability (all as defined in the employment agreement), and so long as Mr. Mayes executes a confidential separation and release agreement, in addition to the applicable base salary, plus any accrued but unused vacation time and unpaid expenses that have been earned as of the date of such termination, Mr. Mayes is entitled to the following: 12-months of base salary and continued health and welfare benefits, full vesting of all stock options then held by Mr. Mayes, if any, and extension of the exercise period for such stock options by two years, the issuance of all earned but unissued shares of common stock, and removal of all restrictive legends on shares that qualify for such treatment under Rule 144 of the Securities and Exchange Act of 1934 within 10 business days of the presentation of such shares to the transfer agent.

Mr. Mayes’s employment agreement also contains customary covenants regarding non-solicitation, non-compete, confidentiality and works for hire.

The foregoing descriptions of Mr. Mayes’s employment agreement and restricted stock award agreement are qualified in their entirety by the terms of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 8.01	Other Information

The information contained in this Item 8.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On October 28, 2013, the Company announced via press release the appointment of Gregory T. Mayes, III as Executive Vice President and COO. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description

10.1	Employment Agreement by and between Advaxis, Inc. and Gregory T. Mayes, III, dated October 25, 2013.

10.2	Restricted Stock Agreement between the Advaxis, Inc and Gregory T. Mayes, III, dated October 25, 2013 (included as Exhibit A to Exhibit 10.1 above).

99.1	Press Release dated October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Daniel J. O’Connor
Name: Daniel J. O’Connor
Title: Chief Executive Officer

Date: October 29, 2013